CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Compass EMP Funds Trust and to the use of our report dated August 28, 2013 on the financial statements and financial highlights of Compass EMP U.S. 500 Volatility Weighted Fund, Compass EMP U.S. Small Cap 500 Volatility Weighted Fund, Compass EMP International 500 Volatility Weighted Fund, Compass EMP Emerging Market 500 Volatility Weighted Fund, Compass EMP REC Enhanced Volatility Weighted Fund, Compass EMP U.S. 500 Enhanced Volatility Weighted Fund, Compass EMP Long/Short Strategies Fund, Compass EMP International 500 Enhanced Volatility Weighted Fund, Compass EMP Commodity Strategies Enhanced Volatility Weighted Fund (formerly, Compass EMP Commodity Long/Short Strategies Fund), Compass EMP Commodity Strategies Volatility Weighted Fund, Compass EMP Market Neutral Income Fund (formerly, Compass EMP Long/Short Fixed Income Fund), Compass EMP Enhanced Fixed Income Fund, and Compass EMP Ultra Short-Term Fixed Income Fund, each a series of shares of beneficial interest of Compass EMP Funds Trust.  Such financial statements and financial highlights appear in the June 30, 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 26, 2014